MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Cetus Lyonnais Corporation, of our report dated February 28, 2007 on our audit of the financial statements of Cetus Lyonnais Corporation as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception September 28, 2006 through December 31, 2006 and for the period then ended, and of our report dated June 14, 2007 on our review of the financial statements of Cetus Lyonnais Corporation as of March 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2007 and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

July 23, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501

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